EXHIBIT 10.18

CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement"), effective as of May 1, 2010 is entered into by and between, Element 21 Golf Company, a Delaware corporation (herein referred to as the "Company"), and Charles E. Fitzgerald (herein referred to as the "Consultant"). This agreement supersedes any prior oral or written agreements between the parties hereto.

RECITALS

WHEREAS, the Company desires to engage the Consultant to perform the Consulting Services (as such term is defined below) pursuant to and in accordance with the terms of this Agreement;

WHEREAS, the Consultant wishes to provide the Consulting Services to the Company pursuant to and in accordance with the terms of this Agreement;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Term of Consultancy. The Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide the  Consulting Services to the Company during the period commencing on the date first above written and ending on April 30, 2011, unless this Agreement is earlier terminated by either party hereto.

2. Duties of Consultant The Consultant agrees that it will generally provide the following specified consulting services to the Company (the "Consulting Services") as Manager of Fishing Sales.

3. Allocation of Time and Energies. The Consultant hereby promises to perform the Consulting Services and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company pursuant to this Agreement, so long as such activities are in compliance with applicable laws and regulations. Consultant and its staff if any, shall diligently and thoroughly provide the Consulting Services required hereunder. Although no specific hours-per-day requirement will be required. Consultant and the Company agree that Consultant will perform its duties hereunder in a diligent and professional manner. It is explicitly understood that Consultant's performance of its duties hereunder will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock.

4.  Remuneration.  As full and complete compensation for services described in this Agreement, the Company shall compensate the Consultant as follows:

(a) For agreeing to undertake this engagement and for performance of the services described above, the Consultant shall be paid $6,000 per month in cash and $2,000 per month paid in S-8 registered shares of the Company's Common Stock. $.01 par value per share (the "Shares") valued based a simple average of the closing price of the last five (5) days of the month. In addition, the Consultant is eligible for a commission package as noted in Appendix A. The issued shares would have been registered under the Securities Act of 1933 on a registration statement on Form S-8 filed with the Securities. The Company understands and agrees that Consultant has foregone significant opportunities to accept this engagement and that the Company will derive a substantial benefit from the execution of this Agreement and the ability to announce its relationship with Consultant. The Shares therefore, constitute payment in full for Consultant's agreement to provide the Consulting Services to the Company and represent a nonrefundable, non-apportionable and non-ratable retainer. The Shares are not a prepayment for future services. If and in the event the  Company is acquired during the term of this Agreement, it is agreed and understood Consultant will not be requested or demanded by the Company to return any of the Shares, it is further agreed that if at any time during the term of this Agreement, the Company or substantially all of the Company's assets are merged with or acquired by another entity, or some other change occurs in the legal entity that constitutes the Company that results in a change in control of substantially all of the Company's shares or assets, the Consultant shall retain and will not be requested by the Company to return any of the Shares.

(b) Upon the Company's transfer to the Consultant of the Shares, the Company shall cause to be issued a certificate representing the Shares. The Company hereby represents and warrants to the Consulting that the Shares shall have been validly issued, fully paid and non-assessable and that the issuance and any transfer of the shares to Consultant shall have been duly authorized by the Company's board of directors.

(c) In connection with the acquisition of Shares hereunder, the Consultant represents and warrants to the Company, to the best of his, her or its knowledge, as follows:

(i) Consultant acknowledges that the Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares, and any additional information which the Consultant has requested.

(ii) Consultant's investment in the Shares is reasonable in relation to the Consultant's net worth, which is in excess often (10) times the Consultant's cost basis in the Shares. Consultant has had experience in investments in restricted and publicly traded securities, and Consultant has had experience in investments in speculative securities and other investments which involve the risk of loss of investment. Consultant acknowledges that an investment in the Shares is speculative and involves the risk of loss. Consultant has the requisite knowledge to assess the relative merits of an investment in the Shares without the necessity of relying upon other advisors, and Consultant can afford the risk of loss of his entire investment in the Shares. Consultant is (i) an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act of 1933 and (ii) a purchaser described in Section 25102(f)(2) of the California Corporate Securities Law of 1968, as amended.

(iii) Consultant is acquiring the Shares for the Consultant's own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

(iv) Consultant is not receiving any of the Shares in exchange for assisting the Company in any fundraising activities.

5. Expenses. Consultant expenses related to the Companies' work (travel, phone, mailing, labor, etc.), are full responsibility of the consultant, unless any of the expenses have been pre-approved.

6. Representations. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim. decree or judgment involving any violation of the Securities and Exchange Commission ("SEC") or applicable securities laws. Consultant further acknowledges that it is not a securities Broker-Dealer or a registered investment advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company.

7. Termination. This Agreement may be terminated by either party hereto upon 30 days advance written notice to the other party hereto.

8. Legal Representation. The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement. Consultant represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

9. Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound. 5.

10. Confidentiality. In consideration of your engagement by the Company, you agree that during your period of the Agreement and thereafter you will not, except as may be required by law, directly or indirectly, disclose or make available to any person, including without limitation your family and friends, for any reason or purpose whatsoever, or use or cause to be used in any manner adverse to the interests of the Company any Confidential Information (as defined below).

You agree that, upon termination of the Agreement with the Company, all Confidential Information in your possession or control which is written or in other tangible form (together with all copies and duplicates thereof) shall forthwith be returned to the Company and shall not be retained by you or furnished to any person either by sample, facsimile or verbal communication.
This obligation shall survive the termination of the Agreement for any reason whatsoever and shall continue thereafter in full force and effect. You also acknowledge that all Confidential Information including any reproduction thereof by you by print, electronic media, photography, manufacture or any other means of duplicating is and shall remain the sole property of the Company and/or its affiliates.
The term Confidential Information as used herein shall mean information disclosed to you or known by you as a consequence of or through your relationship with the Company, concerning the Company's business affairs, customers, joint ventures or other partners, business methods, organization, procedures, or finances, including without limitation information of or relating to research, developments, inventions, improvements, know-how, trade secrets, parent applications, specifications, drawings, engineering data and designs, cost data, process flow diagrams, bills of materials, customer lists, prototypes, product samples, business information, and the market for the Company's products and services or the marketing, merchandising and selling strategies of the Company and any related or other technical, commercial, corporate or trade information and all copies or duplicates thereof, and any analyses, compilations, data, studies or any documents prepared by you containing or based upon, in whole or in part, any such information.
Any Confidential Information which enters the public domain shall not be subject to the provisions of this agreement. Such information is defined as information which: a) is publicly known at the time of its disclosure to you; or b) is lawfully received by you from a third party not bound in a confidential relationship to the Company as disclosed to you by the Company; c) is published or otherwise made known to the public by the Company.  In the performance of your duties under this agreement, you shall not communicate or otherwise disclose to the Company any confidential or other proprietary information of others. You hereby represent, warranty and agree that all work related information communicated or otherwise disclosed by you to the Company or used by you in working for the Company, except as otherwise expressly stated in writing by you prior to such communication or disclosure.

11. Non-Solicitation. Further, in consideration of your engagement by the Company, you hereby covenant and agree not to, during your period the Agreement and for a period of one year thereafter ("Restricted Period"):

(a) directly or indirectly induce any person who to your knowledge is then employed by the Company to leave the employment of the Company; (b) directly or indirectly solicit any person or entity having a business relationship with the Company; (c) enter into any transaction or other dealings with any person or entity having a business relationship with the Company regarding or involving Confidential information; (d) hire as an employee, agent or independent contractor any employee, agent or independent contractor of the Company or its affiliates; (e) otherwise take advantage of any information obtained in the course of your employment with the Company in a way adverse to the interests of the Company; (f) directly or indirectly assist any person directly or indirectly to solicit any person or entity having a business relationship with the Company; nor (g) have any direct or indirect interest or concern in or with any person if any of the activities of that person consists of soliciting any person having a business relationship with the Company, if such solicitation would, directly or indirectly, be intended to develop, sell, transfer, or in any manner exploit Confidential information for commercial or any other use whatsoever and is directly or indirectly competitive or potentially competitive with the business of the Company.

"Business Relationship" as used in this agreement means any person who has or had business relations with the Company or its subsidiaries or affiliates concerning any Confidential Information, including without limitation persons or entities who have been customers or licensees of, joint venture partners or co-ventures with, or who have been retained by the Company, at any time during the last year the Agreement or the restricted period.

In this agreement the term "person" shall be broadly interpreted and includes an individual, corporate body, partnership, joint venture, trust, association, unincorporated organization, any governmental or regulatory authority or entity, or any other entity recognized by law.

12. Attorney's Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

13. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

14. Choice of Law. Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York. The parties agree that New York will be the venue of any dispute and will have jurisdiction over all parties.

15. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in New York, in accordance with the applicable roles of arbitration, and judgment on the award rendered by the arbitrators) shall be binding on the parties and may be entered in any court having jurisdiction as provided by Paragraph 14 herein.

16. Complete Agreement This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

AGREED TO: